UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     May 1, 2007

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 28, 2007, our wholly-owned subsidiary, United Fuel & Energy Corporation, a Texas corporation (formerly known as Eddins-Walcher Company), entered into an Asset Purchase Agreement with Reamax Oil Company, Inc., an Arizona corporation, Wayne Transportation, Inc., an Arizona corporation, and their stockholders to acquire substantially all of the assets used in Reamax’ s fuel and lubricant distribution business. We announced our subsidiary’s entry into the Asset Purchase Agreement on a Current Report on Form 8-K, filed with the SEC on March 5, 2007.

ITEM 2.01	COMPLETION OF ACQUISITION OF ASSETS.

On May 1, 2007, our wholly-owned subsidiary, United Fuel & Energy Corporation, a Texas corporation (formerly known as Eddins-Walcher Company), completed the acquisition of substantially all of the assets used in Reamax’ s fuel and lubricant distribution business, pursuant to the terms of the Asset Purchase Agreement we entered into with Reamax, Wayne Transportation, and their stockholders on February 28, 2007.

As consideration for the acquisition, our subsidiary (a) paid an aggregate amount of approximately $4,580,000 in cash (including $350,000 which was previously delivered to the sellers as earnest money); (b) delivered a promissory note in the principal amount of $1,500,000, payable quarterly with a three year maturity and bearing interest at a rate of ten percent (10%) per year (the obligations under which are guaranteed by United Fuel & Energy Corporation); and (c) delivered 384,616 shares of common stock of United Fuel & Energy Corporation. Our subsidiary is obligated to pay seventy-five percent (75%) of the agreed upon value of the inventory, $223,000, and seventy-five percent (75%) of the agreed upon outstanding accounts receivable in the amount of approximately, $2,586,000, by May 4, 2007. Our subsidiary is obligated to pay the remaining amount of the agreed upon value of the inventory and any additional accounts receivable amounts actually collected in excess of the amount previously paid, on August 29, 2007.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On May 1, 2007, we issued 384,616 shares of common stock of United Fuel & Energy Corporation to Wayne Monasmith and Relynn Monasmith in exchange for a portion of the assets of acquired by us pursuant to the terms of the Asset Purchase Agreement we entered into with Reamax, Wayne Transportation, and their stockholders on February 28, 2007.

Both Wayne Monasmith and Relynn Monasmith represented to us that they were an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that the common stock was to be acquired for their own account for investment and not with a view to, or for resale in connection with any distribution of the securities within the meaning of the Securities Act and that they must bear the economic risk of their investment for an indefinite period of time because the common stock has not been registered under any securities laws and therefore cannot be sold without registration under applicable securities laws or an exemption from such registration is available.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

To be filed by amendment within 71 days of the date of this report.

(b)	Pro Forma Financial Information.

To be filed by amendment within 71 days of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: May 4, 2007	By:	/s/ Bobby W. Page
Bobby W. Page
Vice-President and Chief Financial Officer